APOGEE REPORTS IMPROVED SECOND QUARTER RESULTS

▪	Operating income up 24 percent, EPS up 17 percent

▪	Acquisition supports product, geographic growth strategies

▪	Fiscal 2014 EPS outlook narrowed to $0.93-$1.00, from $0.90-$1.00

MINNEAPOLIS, MN (September 18, 2013) – Apogee Enterprises, Inc. (Nasdaq:APOG) today announced fiscal 2014 second-quarter results. Apogee provides distinctive solutions for enclosing commercial buildings and framing art.

FY14 SECOND QUARTER VS. PRIOR-YEAR PERIOD

▪	Revenues of $178.3 million were up 1 percent.

▪	Operating income of $9.4 million was up 24 percent.

▪	Earnings per share of $0.21 were up 17 percent.

▪	Architectural Glass segment had revenue growth of 11 percent and improved operating income.

▪	Consolidated backlog of $304.2 million was up 1 percent.

▪	Cash and short-term investments of $73.7 million were up 8 percent.

Commentary
“Apogee recorded another good quarter, with growth in revenues, operating income and backlog,” said Joseph F. Puishys, Apogee chief executive officer. “We also grew cash and short-term investments in a quarter when we made an acquisition.

“Revenue growth in the quarter was 1 percent, as strong growth in the Architectural Glass segment and in two of the three businesses in the Architectural Framing Systems segment was held down by project timing in the Architectural Services segment and Framing Systems window business, as we had anticipated,” he said. “We expect that the Services and window businesses both will have a stronger second half and will contribute to backlog growth in the third quarter.

“I remain pleased with the year-to-date revenue growth of 8 percent in markets that are slowly improving,” said Puishys. “In the first half, all businesses have grown faster than our end markets, with the exception of the window business as we had anticipated.

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

“The biggest contributor to our strong operating income growth was our Architectural Glass segment, which benefited from improved mix, pricing and productivity,” he said. “The Large-Scale Optical segment again turned in a solid performance with an operating margin of almost 27 percent.”

FY14 SECOND-QUARTER SEGMENT AND OPERATING RESULTS VS. PRIOR-YEAR PERIOD

Architectural Glass

▪	Revenues of $70.0 million were up 11 percent.

▪	Operating income was $0.8 million, improved from an operating loss of $2.0 million.

◦	Operating margin was 1.1 percent, compared to negative 3.2 percent.

▪	Top- and bottom-line increases resulted from improved mix, pricing and productivity.

Architectural Services

▪	Revenues of $42.2 million were down 10 percent due to the timing of project flow.

▪	Operating loss was $0.8 million, improved from an operating loss of $1.0 million despite the decline in current quarter revenues.

◦	Operating margin was negative 1.9 percent, compared to negative 2.2 percent as project margins increase from the cycle trough.

Architectural Framing Systems

▪	Revenues of $49.5 million were down 5 percent.

▪	Operating income was $5.2 million, compared to $6.1 million.

◦	Operating margin was 10.5 percent, compared to 11.6 percent.

▪
Solid top- and bottom-line growth in the storefront and finishing businesses was offset by the window business results, where revenues and operating income declined with an anticipated gap in the schedule for more complex projects.

▪	During the quarter, completed an acquisition that adds an historic window renovation product line.

Large-Scale Optical Technologies

▪	Revenues of $19.7 million were up 1 percent.

▪	Operating income was $5.3 million, compared to $5.2 million.

◦	Operating margin was 26.9 percent, up from 26.5 percent.

Consolidated Backlog

▪	Consolidated backlog was $304.2 million up from $301.8 million in the first quarter of fiscal 2014 and $301.3 million in the prior-year period.

◦	Approximately $202 million, or 66 percent, of the backlog is expected to be delivered in fiscal 2014, and approximately $102 million, or 34 percent, in fiscal 2015.

Financial Condition

▪	Debt was $20.8 million, compared to $30.8 million at the end of fiscal 2013. Almost all the debt is long-term, low-interest industrial revenue bonds.

▪	Cash and short-term investments totaled $73.7 million, compared to $85.6 million at the end of fiscal 2013 and $68.3 million in the prior-year period.

▪	Non-cash working capital was $70.3 million, compared to $54.1 million at the end of fiscal 2013 and $57.4 million in the prior-year period.

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

▪	Capital expenditures year to date were $8.2 million, compared to $15.7 million in the prior-year period.

▪	Depreciation and amortization year to date was $13.2 million.

OUTLOOK
“We continue to expect strong top- and bottom-line growth in fiscal 2014 through our growth strategies and productivity initiatives,” said Puishys. “We have raised the bottom end of our earnings per share range, and now expect to earn $0.93 to $1.00 per share, improved from previous guidance of $0.90 to $1.00, based on the visibility into our backlog, the project pipeline and operating performance.

“We are maintaining our outlook for fiscal 2014 revenue growth in the high single digits,” he said. “We are experiencing strong bidding activity for future architectural work; our pipeline for new project awards is positive; we anticipate backlog growth in the third quarter; and margins on new orders continue to be better than prior-year margins.

“We again expect to outperform domestic commercial construction market growth by several percentage points,” Puishys said. “The outlook for U.S. commercial construction markets in fiscal 2014, based on Apogee's lag to McGraw-Hill forecasts for the segments we serve, is for modest market growth.

“We continue to expect that capital spending for fiscal 2014 will be in the range of $40 to $45 million as we invest for growth, productivity and product development capabilities,” he said. “We expect to be free cash flow positive after this level of investments.” He added that the fiscal 2014 gross margin is anticipated to be approximately 22 percent.

“I believe that our strategies to grow through new geographies, new products and new markets will allow Apogee to reach $1 billion in revenues by the end of fiscal 2016,” Puishys said. “At the same time, we believe we can achieve 10 percent operating margin in this timeframe, in part through our focus on productivity and operational improvements.”

TELECONFERENCE AND SIMULTANEOUS WEBCAST
Apogee will host a teleconference and webcast at 10 a.m. Central Time tomorrow, September 19. To participate in the teleconference, call 1-866-700-6293 toll free or 617-313-8835 international, access code 58227135. The replay will be available from noon Central Time on September 19 through midnight Central Time on Thursday, September 26, 2013, by calling 1-888-286-8010 toll free, access code 69449613. To listen to the live conference call over the internet, go to the Apogee web site at http://www.apog.com and click on “investor relations” and then the webcast link at the top of that page. The webcast also will be archived on the company's web site.

ABOUT APOGEE ENTERPRISES
Apogee Enterprises, Inc., headquartered in Minneapolis, is a leader in technologies involving the design and development of value-added glass products and services. The company is organized in four segments, with three of the segments serving the commercial construction market:

▪	Architectural Glass segment consists of Viracon, the leading fabricator of coated, high-performance architectural glass for global markets.

▪	Architectural Services segment consists of Harmon, Inc., one of the largest U.S. full-service building glass installation and renovation companies.

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

▪
Architectural Framing Systems segment businesses design, engineer, fabricate and finish the aluminum frames for window, curtainwall and storefront systems that comprise the outside skin of buildings. Businesses in this segment are: Wausau Window and Wall Systems, a manufacturer of custom aluminum window systems and curtainwall; Tubelite, a fabricator of aluminum storefront, entrance and curtainwall products; and Linetec, a paint and anodizing finisher of window frames and PVC shutters.

▪	Large-Scale Optical segment consists of Tru Vue, a value-added glass and acrylic manufacturer primarily for the custom picture framing market.

USE OF NON-GAAP FINANCIAL MEASURES
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release also contains non-GAAP financial measures. Specifically, Apogee has presented free cash flow and non-cash working capital. Free cash flow is defined as net cash flow provided by operating activities, minus capital expenditures. Non-cash working capital is defined as current assets, excluding cash and short-term available for sale securities, short-term restricted investments and current portion of long-term debt, less current liabilities. Apogee believes that use of these non-GAAP financial measures enhances communications as they provide more transparency into management's performance with respect to cash and current assets and liabilities. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the reported operating results or cash flows from operations or any other measure of performance prepared in accordance with GAAP.

FORWARD-LOOKING STATEMENTS
The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management's expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: (A) operational risks: i) the cyclical nature and market conditions of the North American and Latin American commercial construction industries, which impact our three architectural segments; ii) consumer confidence and the conditions of the U.S. economy, which impact our large-scale optical segment; iii) actions of competitors or new market entrants; iv) ability to fully and efficiently utilize production capacity; v) product performance, reliability, execution or quality problems; vi) installation project management issues that could result in losses on individual contracts; vii) changes in consumer and customer preference, or architectural trends and building codes; and viii) dependence on a relatively small number of customers in certain business segments; (B) financial risks: i) revenue and operating results that are volatile; and ii) financial market disruption which could impact company, customer and supplier credit availability; (C) self-insurance risk related to a material product liability or other event in which the company is liable; (D) cost of compliance with environmental regulations; and (E) potential impact on financial results if one or more senior executives were no longer active with the company. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company's results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company's Annual Report on Form 10-K for the fiscal year ended March 2, 2013.

(Tables follow)

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc. & Subsidiaries
Consolidated Condensed Statement of Income
(Unaudited)
	Thirteen	Thirteen		Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended	%	Weeks Ended	Weeks Ended	%
Dollar amounts in thousands, except for per share amounts	August 31, 2013	September 1, 2012	Change	August 31, 2013	September 1, 2012	Change

Net sales	$178,287	$175,940	1%	$357,598	$330,074	8%
Cost of goods sold	139,752	139,803	—%	282,677	262,862	8%
Gross profit	38,535	36,137	7%	74,921	67,212	11%
Selling, general and administrative expenses	29,177	28,584	2%	59,449	57,342	4%
Operating income	9,358	7,553	24%	15,472	9,870	57%
Interest income	213	43	395%	387	315	23%
Interest expense	246	251	(2)%	745	614	21%
Other (expense) income, net	(104)	393	N/M	(34)	411	N/M
Earnings before income taxes	9,221	7,738	19%	15,080	9,982	51%
Income tax expense	3,100	2,681	16%	4,800	3,319	45%
Net earnings	$6,121	$5,057	21%	$10,280	$6,663	54%
Earnings per share - basic	$0.21	$0.18	17%	$0.36	$0.24	50%
Average common shares outstanding	28,394,147	27,922,058	2%	28,417,402	27,854,913	2%
Earnings per share - diluted	$0.21	$0.18	17%	$0.35	$0.24	46%
Average common and common
equivalent shares outstanding	29,210,505	28,436,466	3%	29,273,992	28,329,766	3%
Cash dividends per common share	$0.0900	$0.0900	—%	$0.1800	$0.1800	—%

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Business Segments Information
(Unaudited)
	Thirteen	Thirteen		Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended	%	Weeks Ended	Weeks Ended	%
	August 31, 2013	September 1, 2012	Change	August 31, 2013	September 1, 2012	Change
Sales
Architectural Glass	$69,974	$63,277	11%	$144,777	$122,342	18%
Architectural Services	42,177	46,653	(10)%	88,653	85,571	4%
Architectural Framing Systems	49,450	52,170	(5)%	93,896	94,577	(1)%
Large-scale Optical	19,745	19,571	1%	39,218	38,829	1%
Eliminations	(3,059)	(5,731)	47%	(8,946)	(11,245)	20%
Total	$178,287	$175,940	1%	$357,598	$330,074	8%
Operating income (loss)
Architectural Glass	$770	$(2,018)	N/M	$2,141	$(4,424)	N/M
Architectural Services	(787)	(1,019)	23%	(1,752)	(3,598)	51%
Architectural Framing Systems	5,180	6,066	(15)%	7,244	9,162	(21)%
Large-scale Optical	5,316	5,196	2%	10,014	10,464	(4)%
Corporate and other	(1,121)	(672)	(67)%	(2,175)	(1,734)	(25)%
Total	$9,358	$7,553	24%	$15,472	$9,870	57%

Consolidated Condensed Balance Sheets
(Unaudited)

	August 31, 2013	March 2, 2013
Assets
Current assets	$249,286	$251,841
Net property, plant and equipment	163,721	168,948
Other assets	95,482	99,352
Total assets	$508,489	$520,141
Liabilities and shareholders' equity
Current liabilities	$105,348	$122,167
Long-term debt	20,701	20,756
Other liabilities	43,458	43,900
Shareholders' equity	338,982	333,318
Total liabilities and shareholders' equity	$508,489	$520,141

N/M = Not meaningful

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc. & Subsidiaries
Consolidated Condensed Statement of Cash Flows
(Unaudited)
	Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended
Dollar amounts in thousands	August 31, 2013	September 1, 2012

Net earnings	$10,280	$6,663
Depreciation and amortization	13,175	13,113
Stock-based compensation	2,306	2,318
Other, net	(1,992)	400
Changes in operating assets and liabilities	(11,507)	(12,061)
Net cash provided by operating activities	12,262	10,433
Capital expenditures	(8,236)	(15,679)
Proceeds on sale of property	458	18
Acquisition of business, net of cash acquired	(2,155)	—
Net sales (purchases) of restricted investments	19,856	(7,920)
Net sales (purchases) of marketable securities	11,179	(14,593)
Investments in life insurance	—	(900)
Net cash provided by (used in) investing activities	21,102	(39,074)
Proceeds from issuance of debt	—	10,000
Payments on debt	(10,029)	(86)
Shares withheld for taxes, net of stock issued to employees	(1,361)	(554)
Dividends paid	(5,277)	(5,193)
Other, net	1,550	(4)
Net cash (used in) provided by financing activities	(15,117)	4,163
Increase (decrease) in cash and cash equivalents	18,247	(24,478)
Effect of exchange rates on cash	(373)	4
Cash and cash equivalents at beginning of year	37,767	54,027
Cash and cash equivalents at end of period	$55,641	$29,553

Contact:	Mary Ann Jackson
Investor Relations
952-487-7538
mjackson@apog.com

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com